UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2016

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On May 10, 2016, Asterias Biotherapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters listed therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate of 5,147,059 shares of the Company’s Series A common stock, $0.0001 par value per share (“Common Stock”), and warrants to purchase up to an aggregate of 2,573,530 shares of Common Stock at an exercise price of $4.37 per whole share of Common Stock. The shares of Common Stock and warrants will be sold in units, with each unit consisting of one share of Common Stock and 0.5 of a warrant; each full warrant entitling the holder to purchase one share of Common Stock. The units will be sold at a price of $3.40 per unit. The shares of Common Stock and warrants will be mandatorily separable immediately upon issuance, and will expire five (5) years from the date of issuance which is expected to be May 13, 2016. The warrants will not be listed on The NYSE MKT or any other securities exchange.

The Underwriters will purchase the units from the Company at a price of $3.162 per unit, representing a 7.0% discount from the public offering price. Raymond James & Associates, Inc. is acting as the sole book-running manager for the Offering. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 772,059 shares of its Common Stock at a price of $3.1527 per share and/or additional warrants to purchase up to 386,029 shares of Common Stock at a price of $0.0093 per warrant to cover over-allotments, if any.

The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and payment in full of the exercise price within two trading days in available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance or the resale of the shares of common stock underlying the warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, a consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, the Company or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the fundamental transaction, such holder’s warrants for cash in an amount equal to the value of the unexercised portion of such holder’s warrants, determined in accordance with the Black Scholes option pricing model as specified in the warrants. The warrants will be issued pursuant to a warrant agreement to be entered into by and between the Company and American Stock Transfer & Trust Company, as warrant agent.

The Offering is expected to close on May 13, 2016, subject to the satisfaction of customary closing conditions. The Company expects to receive approximately $16.0 million in net proceeds from the Offering after underwriting fees and offering expenses, or approximately $18.4 million if the Underwriters’ over-allotment option is exercised in full, not including any proceeds that the Company may receive from the exercise of warrants. The Company currently intends to use the estimated net proceeds from the Offering for general corporate purposes, including for clinical trials, research and development, capital expenditures and working capital.

The Offering is made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-200745) initially filed with the Securities and Exchange Commission (the “Commission”) on December 4, 2014, and declared effective on January 22, 2015. A preliminary prospectus supplement relating to the Offering was filed with the Commission on May 9, 2016 and a final prospectus supplement will be filed with the SEC on or about May 10, 2016.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the date of the Underwriting Agreement, subject to extension in certain circumstances.

The Underwriting Agreement and form of Warrant Agreement, including the form of warrant, are included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing description of the terms of the Underwriting Agreement and the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Underwriting Agreement and the form of Warrant Agreement, including the form of warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

A copy of the legal opinion of Dentons US LLP relating to the legality of the issuance and sale of the shares of Common Stock, the warrants and the shares issuable upon exercise of the warrants in the Offering is filed as Exhibit 5.1 hereto.

Item 8.01	Other Events.

The Company’s press release, dated May 9, 2016 announcing the launch of the Offering, and the press release, dated May 10, 2016 announcing the pricing of the Offering are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

In connection with the Offering, the Company disclosed in the preliminary prospectus supplement for the Offering that as at March 31, 2016, it had cash and cash equivalents of $7.6 million (unaudited), available-for sale securities, at fair value of $12.3 million (unaudited) and total current assets of $21.1 million (unaudited), as compared to cash and cash equivalents of $11.2 million, available-for sale securities, at fair value of $17.0 million and total current assets of $29.8 million as at December 31, 2015.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated May 10, 2016 by and between the Company and Raymond James & Associates, Inc.
4.1	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, including the form of Warrant
5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (included in Exhibit 5.1)
99.1	Press Release, dated May 9, 2016
99.2	Press Release, dated May 10, 2016

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including its most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: May 10, 2016	By:	/s/ Stephen L. Cartt
President and Chief Executive Officer